UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/01/2009

FactSet Research Systems Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-11869

Delaware	13-3362547
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

601 Merritt 7
Norwalk, Connecticut 06851
(Address of principal executive offices, including zip code)

(203) 810-1000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) On October 1, 2009, Michael F. DiChristina stepped down from his position as President and Chief Operating Officer. Mr. DiChristina, who has been with FactSet since 1986 and had been in his current role since 1999, remains an employee of FactSet and will continue to serve on the Company's Board of Directors.

(b) On October 1, 2009, Maurizio Nicolelli was appointed Principal Financial Officer and Director of Finance of FactSet. Since 2002, he has been a Vice President and Comptroller of the Company. Mr. Nicolelli joined FactSet and its finance group in 1996 as the Senior Accountant and held the position of Chief Accountant from 1999 to 2001. Prior to joining FactSet, he was employed at PricewaterhouseCoopers LLP. He holds a B.S. degree in Political Science from Syracuse University and an M.B.A. degree in Accounting from St. John's University. Mr. Nicolelli is a CPA licensed in the state of New York. As of October 1, 2009, there was no oral or written plan, contract or arrangement entered into between Mr. Nicolelli and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FactSet Research Systems Inc.

Date: October 01, 2009	By:	/s/ Maurizio Nicolelli
Maurizio Nicolelli
Director of Finance and Principal Financial Officer